Exhibit 99.1

For Immediate Release

CHOICE HOTELS REPORTS RECORD DILUTED EPS OF $1.32 FOR FULL-YEAR

2005; ADJUSTED DILUTED EPS OF $1.26 UP 18%

Domestic Unit Growth Rises 5.6%; New Domestic Hotel

Franchise Contracts Exceed 630 For Full-Year, Up 16%

SILVER SPRING, Md. (February 14, 2006) – Choice Hotels International, Inc., (NYSE:CHH) today reported the following highlights for the fourth quarter and full-year 2005, including records for full-year and fourth-quarter earnings per share, revenues and domestic hotel franchise contracts:

•	Diluted earnings per share (EPS) for full-year 2005 were $1.32 compared to $1.08 for 2004; Diluted earnings per share for fourth quarter 2005 were $0.32 compared to $0.30 for fourth quarter 2004;

•	Adjusted diluted EPS (on a non-GAAP basis, excluding specified items) for full-year 2005 were $1.26, up 18% from $1.07 for the same period in 2004; Adjusted diluted EPS for fourth quarter 2005 were $0.32, up 14% from $0.28 for the fourth quarter of 2004;

•	Earnings before interest taxes and depreciation expense (“EBITDA”) for full-year 2005 increased 13% to $153 million from $135 million in 2004. Operating income increased more than 15% for both full-year and fourth quarter 2005 compared to the same periods in the prior year, to $143.8 million and $36.2 million, respectively;

•	Domestic unit growth increased 5.6%; excluding the acquisition of Suburban, domestic unit growth increased 3.9%;

•	Domestic system-wide revenue per available room (RevPAR) increased 7.3% for fourth-quarter 2005 and 6.1% for full-year 2005 compared to prior year results;

•	Full year 2005 new domestic hotel franchise contracts up 16% to a record 639;

•	Franchising revenues up 16% and 13% for fourth quarter and full-year 2005, respectively; Total revenues up 14% and 11% for fourth quarter and full-year, respectively;

•	The domestic hotel pipeline of hotels under construction, awaiting conversion or approved for development increased more than 30% to 603 hotels representing 46,464 rooms; the worldwide pipeline increased 21% to 687 hotels, representing 54,075 rooms;

•	According to Smith Travel Research (“STR”) Choice branded system-wide market share in the United States has increased 89 basis points to 7.35% of total industry rooms since 2002. The total number of domestic hotel rooms has increased at an annual rate of less than 1% per annum during these same 3 years.

“We are very pleased with our performance for the fourth quarter and for the full-year 2005. We achieved record results, including record franchise sales and our highest year-end domestic hotel pipeline. These results provide solid momentum heading into 2006 and reflect the strength and sustainability of our business model,” said Charles A. Ledsinger, Jr., president and chief executive officer. “While continuing to invest in the business, we also returned nearly $80 million to our shareholders through share repurchases and dividends during the year.”

He added, “We continue to be encouraged by our strong pipeline, the healthy operating environment for the lodging industry and the development potential for the two brands we added to our portfolio in 2005, the upscale Cambria Suites brand and Suburban Extended Stay Hotels.”

During 2005, the company acquired Suburban Franchise Holding Company, Inc., which included 67 Suburban Extended Stay Hotels units open and operating in the United States. The results of operations for Suburban have been included in the company’s results of operations since September 28, 2005.

Diluted earnings per share for each of the full-year and fourth quarter periods ended December 31, 2005 and 2004 include reductions of income tax expense related to the resolution of certain tax contingencies. Diluted earnings per share for full-year 2005 include additional income tax expense related to the company’s repatriation of foreign earnings pursuant to the American Jobs Creation Act. Diluted earnings per share for full-year 2004 include certain costs related to the extinguishment of debt. To present results on a comparable basis the company has provided adjusted diluted earnings per share amounts that exclude these items.

Use of Free Cash Flow

The company has consistently used its free cash flow (cash flow from operations less capital expenditures) generated from operations to return value to shareholders. This is primarily achieved through share repurchases and dividends.

During the year ended December 31, 2005, the company repurchased approximately 1.1 million shares (including 0.5 million prior to the 2 for 1 stock split effected in October 2005) of its common stock for a total cost of $48.6 million. The company has remaining authorization to purchase up to 5.1 million shares. No minimum number of shares has been fixed. Since Choice announced its stock repurchase program on June 25, 1998 and through February 14, 2006, the company has repurchased 33.6 million shares (including 33.0 million prior to the 2 for 1 stock split effected in October 2005) of its common stock at an average price of $21.16 per share and for a total cost of $711.9 million.

For the year ended December 31, 2005, the company paid $30.2 million of cash dividends to shareholders. The annual dividend rate per common share is $0.52.

The company expects to continue to return value to its shareholders through a combination of dividends and share repurchases, subject to market and other conditions.

Outlook for 2006

The company’s first quarter 2006 diluted EPS is expected to be $0.19 to $0.21. Full-year 2006 diluted EPS is expected to be $1.38 to $1.41. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is expected to be $170 million to $173 million for full-year 2006. These estimates include the following assumptions.

•	The company expects net domestic unit growth of approximately 4% in 2006;

•	RevPAR is expected to increase 6.5% to 8% for first quarter 2006 and 5% to 6% for full-year 2006;

•	The effective royalty rate is expected to increase 3 basis points for full-year 2006;

•	All figures assume the existing share count, include stock-based compensation expense and assume an effective tax rate of 37.5%.

Conference Call

Choice will conduct a conference call on Wednesday, February 15, 2006 at 9 a.m. Eastern time to discuss the company’s fourth quarter and full-year 2005 results. The call-in number to listen to the call is 1-800-230-1059. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call on the Web should go to the Web site and click on the Investor Info link. The Investor Information page will feature a conference call microphone icon to access the call.

The audio of the call will be archived and available on www.choicehotels.com for those unable to listen to the call on February 15. The call will also be available for replay until March 15, 2006 by calling 1-800-475-6701. The access code for the replay is: 814000.

Two-For-One Stock Split

The company effected a two-for-one stock split of its outstanding shares of common stock, par value $.01 per share, effective on October 21, 2005. All share information in this release and in the accompanying exhibits, including per share amounts, have been proportionally adjusted as if the two-for-one stock split had been effective as of the date or period presented (unless otherwise noted).

About Choice Hotels

Choice Hotels International franchises more than 5,200 hotels, representing more than 425,000 rooms, in the United States and more than 40 countries and territories. As of December 31, 2005, 603 hotels are under development in the United States, representing 46,464 rooms, and an additional 84 hotels, representing 7,611 rooms, are under development in more than 20 countries and territories. The company’s Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, Econo Lodge, Rodeway Inn, MainStay Suites and Suburban Extended Stay Hotels brands serve guests worldwide.

Additional corporate information may be found on Choice Hotels’ Internet site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Such statements are based on management’s beliefs, assumptions and expectations, which in turn are based on information currently available to management. Actual performance and results could differ from those expressed in or contemplated by the forward-looking statements due to a number of risks, uncertainties and other factors, many of which are beyond Choice’s ability to predict or control. For further information on factors that could impact Choice the statements contained therein, we refer you to the filings made by Choice with the Securities and Exchange Commission, including its form 10-K for the period ended December 31, 2004.

Statement Concerning Non-GAAP Financial Measurements

Adjusted diluted earnings per share, franchising revenues, franchising margins, free cash flows and earnings before interest, taxes, depreciation and amortization (“EBITDA”) are non-GAAP financial measurements. These financial measurements are presented as supplemental disclosures because they are used by management in reviewing and analyzing the company’s performance. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (GAAP), such as diluted earnings per share, total revenues, operating income margins, cash flows from operations and operating income. The company’s calculation of these measurements may be different from the calculation used by other companies and therefore comparability may be limited. The company has included exhibits accompanying this release that reconcile these measures to the comparable GAAP measurement.

Contacts

Joseph M. Squeri, Executive Vice President, Operations and Chief Financial Officer: (301) 592-5006

Anne Madison, Vice President, Corporate Communications: (301) 592-6723

Cambria Suites, Comfort Inn, Comfort Suites, Quality, Clarion, Sleep Inn, MainStay Suites, Suburban Extended Stay Hotels, Econo Lodge, and Rodeway Inn are proprietary trademarks and service marks of Choice Hotels International, Inc.

© 2006 Choice Hotels International, Inc. All rights reserved.

Exhibit 1

Choice Hotels International, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
			Variance				Variance
(In thousands, except per share amounts)	2005	2004	$	%	2005	2004	$	%

REVENUES:
Royalty fees	$49,120	$42,904	$6,216	14%	$187,340	$167,135	$20,205	12%
Initial franchise and relicensing fees	8,717	6,566	2,151	33%	25,388	20,112	5,276	26%
Partner services	3,024	3,242	(218)	(7%)	13,382	12,524	858	7%
Marketing and reservation	58,629	52,001	6,628	13%	243,123	220,732	22,391	10%
Hotel operations	1,079	967	112	12%	4,293	3,729	564	15%
Other	1,416	993	423	43%	3,873	3,976	(103)	(3%)

Total revenues	121,985	106,673	15,312	14%	477,399	428,208	49,191	11%

OPERATING EXPENSES:
Selling, general and administrative	23,987	20,013	3,974	20%	78,250	69,542	8,708	13%
Depreciation and amortization	2,282	2,422	(140)	(6%)	9,051	9,947	(896)	(9%)
Marketing and reservation	58,629	52,001	6,628	13%	243,123	220,732	22,391	10%
Hotel operations	840	771	69	9%	3,225	3,004	221	7%

Total operating expenses	85,738	75,207	10,531	14%	333,649	303,225	30,424	10%

Operating income	36,247	31,466	4,781	15%	143,750	124,983	18,767	15%

OTHER INCOME AND EXPENSES:
Interest expense	4,031	3,328	703	21%	15,325	11,605	3,720	32%
Interest and other investment (income) loss	(134)	(793)	659	(83%)	(1,094)	(1,110)	16	(1%)
Equity in net income of affiliates	(182)	(271)	89	(33%)	(803)	(722)	(81)	11%
Loss on extinguishment of debt	—	—	—	—	—	696	(696)	NM
Other	(3)	(4)	1	(25%)	(420)	(10)	(410)	4100%

Total other income and expenses	3,712	2,260	1,452	64%	13,008	10,459	2,549	24%

Income before income taxes	32,535	29,206	3,329	11%	130,742	114,524	16,218	14%
Income taxes	10,983	8,874	2,109	24%	43,177	40,179	2,998	7%

Net income	$21,552	$20,332	$1,220	6%	$87,565	$74,345	$13,220	18%

Weighted average shares outstanding-basic	64,360	64,700			64,429	66,406

Weighted average shares outstanding-diluted	66,360	67,432			66,336	69,000

Basic earnings per share	$0.33	$0.31	$0.02	7%	$1.36	$1.12	$0.24	21%

Diluted earnings per share	$0.32	$0.30	$0.02	8%	$1.32	$1.08	$0.24	23%

Exhibit 2

Choice Hotels International, Inc.
Consolidated Balance Sheets

(In thousands)	December 31, 2005	December 31, 2004
	(Unaudited)
ASSETS
Cash and cash equivalents	$16,921	$28,518
Accounts receivable, net	37,155	34,611
Deferred income taxes	2,616	2,252
Other current assets	6,308	4,212

Total current assets	63,000	69,593
Fixed assets and intangibles, net	150,376	142,907
Receivable — marketing and reservation fees	13,225	21,683
Other assets	38,499	29,169

Total assets	265,100	263,352

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current portion of long-term debt	146	10,146
Other current liabilities	119,999	91,909

Total current liabilities	120,145	102,055
Long-term debt	273,972	318,557
Deferred income taxes	—	6,974
Other liabilities	38,159	38,819

Total liabilities	432,276	466,405

Total shareholders’ deficit	(167,176)	(203,053)

Total liabilities and shareholders’ deficit	$265,100	$263,352

Exhibit 3

Choice Hotels International, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
(In thousands)	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$87,565	$74,345
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,051	9,947
Gain on sale of assets	(386)	—
Provision for bad debts	391	(157)
Non-cash stock compensation	5,288	4,019
Non-cash interest and other investment income	(294)	(463)
Loss on extinguishment of debt	—	696
Equity in net income of affiliates	(803)	(722)
Changes in assets and liabilities, net of acquisitions:
Receivables	(2,415)	(735)
Receivable - marketing and reservation fees, net	19,393	19,743
Accounts payable	1,923	978
Accrued expenses and other	12,894	6,702
Income taxes payable	11,250	2,854
Deferred income taxes	(13,318)	(14,883)
Deferred revenue	8,822	6,381
Other current assets	(2,040)	(599)
Other liabilities	(4,414)	(26)

NET CASH PROVIDED BY OPERATING ACTIVITIES	132,907	108,080

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(11,504)	(6,859)
Proceeds from disposition of assets	2,811	—
Issuance of notes receivable	(2,667)	(2,264)
Proceeds from sales of investments	3,539	4,506
Purchases of investments	(8,929)	(8,664)
Acquisition of surburban, net of cash acquired	(7,314)	—
Other items, net	214	(435)

NET CASH USED IN INVESTING ACTIVITIES	(23,850)	(13,716)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	—	192,000
Principal payments of long-term debt	(150)	(267,739)
Net (repayments) borrowings persuant to revolving credit facility	(55,129)	157,725
Debt issuance costs	(193)	(1,010)
Purchase of treasury stock	(49,154)	(148,273)
Dividends paid	(30,241)	(27,690)
Proceeds from exercise of stock options	14,213	8,427

NET CASH USED IN FINANCING ACTIVITIES	(120,654)	(86,560)

Net change in cash and cash equivalents	(11,597)	7,804
Cash and cash equivalents at beginning of period	28,518	20,714

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$16,921	$28,518

EXHIBIT 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Year Ended December 31, 2005			For the Year Ended December 31, 2004			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
COMFORT INN	$68.84	61.7%	$42.45	$65.53	60.1%	$39.37	5.1%	160 bps	7.8%
COMFORT SUITES	77.51	66.3%	51.36	73.68	64.1%	47.26	5.2%	220 bps	8.7%
QUALITY	64.86	54.6%	35.41	63.62	54.1%	34.41	1.9%	50 bps	2.9%
CLARION	74.62	52.5%	39.15	72.37	51.1%	36.97	3.1%	140 bps	5.9%
SLEEP	62.52	61.0%	38.16	59.50	59.5%	35.42	5.1%	150 bps	7.7%
MAINSTAY	64.76	65.7%	42.54	61.09	62.2%	37.97	6.0%	350 bps	12.0%
ECONO LODGE	50.95	48.2%	24.56	48.92	48.2%	23.57	4.1%	0 bps	4.2%
RODEWAY	49.91	46.7%	23.31	52.33	48.7%	25.49	(4.6%)	-200 bps	(8.6%)

TOTAL DOMESTIC SYSTEM*	$66.24	57.6%	$38.15	$63.56	56.6%	$35.95	4.2%	100 bps	6.1%

	For the Quarter Ended December 31, 2005			For the Quarter Ended December 31, 2004			Change
	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR	Average Daily Rate	Occupancy	RevPAR
COMFORT INN	$68.81	63.4%	$43.65	$65.70	61.3%	$40.29	4.7%	210 bps	8.3%
COMFORT SUITES	77.28	68.2%	52.70	72.90	64.1%	46.70	6.0%	410 bps	12.8%
QUALITY	63.47	55.1%	34.95	61.85	53.8%	33.30	2.6%	130 bps	5.0%
CLARION	75.70	53.9%	40.80	72.47	50.7%	36.71	4.5%	320 bps	11.1%
SLEEP	62.68	62.0%	38.88	59.67	60.3%	35.99	5.0%	170 bps	8.0%
MAINSTAY	65.55	68.1%	44.64	61.93	65.2%	40.36	5.8%	290 bps	10.6%
ECONO LODGE	50.83	47.9%	24.35	48.75	47.9%	23.36	4.3%	0 bps	4.2%
RODEWAY	48.01	44.7%	21.47	50.09	49.3%	24.67	(4.2%)	-460 bps	(13.0%)

TOTAL DOMESTIC SYSTEM*	$65.99	58.5%	$38.60	$63.17	56.9%	$35.96	4.5%	160 bps	7.3%

*	Amounts exclude Suburban activity from October 1, 2005 through December 31, 2005 because comparable pre-acquisition data for Q4 2004 is not available

	For the Quarter Ended		For the Year Ended
	12/31/2005	12/31/2004	12/31/2005	12/31/2004
System-wide effective royalty rate	4.08%	4.05%	4.08%	4.04%

EXHIBIT 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	December 31, 2005		December 31, 2004		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
COMFORT INN	1,428	111,598	1,432	112,325	(4)	(727)	(0.3%)	(0.6%)
COMFORT SUITES	411	32,251	389	30,682	22	1,569	5.7%	5.1%
QUALITY	660	66,316	576	58,785	84	7,531	14.6%	12.8%
CLARION	153	23,554	158	23,652	(5)	(98)	(3.2%)	(0.4%)
SLEEP	319	24,205	311	23,766	8	439	2.6%	1.8%
MAINSTAY	27	2,047	27	2,150	—	(103)	0.0%	(4.8%)
SUBURBAN	65	8,568	—	—	65	8,568	NM	NM
ECONO LODGE	805	49,763	781	48,301	24	1,462	3.1%	3.0%
RODEWAY	180	11,051	160	9,925	20	1,126	12.5%	11.3%

DOMESTIC FRANCHISES	4,048	329,353	3,834	309,586	214	19,767	5.6%	6.4%
INTERNATIONAL FRANCHISES	1,162	97,703	1,143	94,220	19	3,483	1.7%	3.7%

TOTAL FRANCHISES	5,210	427,056	4,977	403,806	233	23,250	4.7%	5.8%

EXHIBIT 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Year Ended December 31, 2005			For the Year Ended December 31, 2004			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
COMFORT INN	53	56	109	38	71	109	39%	(21%)	0%
COMFORT SUITES	89	5	94	79	5	84	13%	0%	12%
QUALITY	5	148	153	8	133	141	(38%)	11%	9%
CLARION	4	31	35	2	28	30	100%	11%	17%
SLEEP	55	2	57	33	—	33	67%	NM	73%
MAINSTAY	14	—	14	16	1	17	(13%)	(100%)	(18%)
CAMBRIA SUITES	13	—	13	—	—	—	NM	NM	NM
ECONO LODGE	4	85	89	4	97	101	0%	(12%)	(12%)
RODEWAY	—	75	75	2	35	37	(100%)	114%	103%

TOTAL DOMESTIC SYSTEM	237	402	639	182	370	552	30%	9%	16%

	For the Three Months Ended December 31, 2005			For the Three Months Ended December 31, 2004			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total
COMFORT INN	18	16	34	20	26	46	(10%)	(38%)	(26%)
COMFORT SUITES	49	1	50	34	1	35	44%	0%	43%
QUALITY	1	36	37	2	39	41	(50%)	(8%)	(10%)
CLARION	2	16	18	—	7	7	NM	129%	157%
SLEEP	19	1	20	13	—	13	46%	NM	54%
MAINSTAY	4	—	4	11	—	11	(64%)	NM	(64%)
CAMBRIA	5	—	5	—	—	—	NM	NM	NM
ECONO LODGE	—	24	24	1	29	30	(100%)	(17%)	(20%)
RODEWAY	—	28	28	1	14	15	(100%)	100%	87%

TOTAL DOMESTIC SYSTEM	98	122	220	82	116	198	20%	5%	11%

EXHIBIT 7

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

	Three Months Ended December 31,		Twelve Months Ended December 31,
(dollar amounts in thousands)	2005	2004	2005	2004
Franchising Revenues:
Total Revenues	$121,985	$106,673	$477,399	$428,208
Adjustments:
Marketing and reservation revenues	(58,629)	(52,001)	(243,123)	(220,732)
Hotel Operations	(1,079)	(967)	(4,293)	(3,729)

Franchising Revenues	$62,277	$53,705	$229,983	$203,747

Franchising Margins:
Operating Margin:
Total Revenues	$121,985	$106,673	$477,399	$428,208
Operating Income	$36,247	$31,466	$143,750	$124,983

Operating Margin	29.7%	29.5%	30.1%	29.2%

Franchising Margin:
Franchising Revenues	$62,277	$53,705	$229,983	$203,747
Operating Income	$36,247	$31,466	$143,750	$124,983
Less: Hotel Operations	239	196	1,068	725

	$36,008	$31,270	$142,682	$124,258

Franchising Margins	57.8%	58.2%	62.0%	61.0%

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share amounts)	2005	2004	2005	2004
Net Income	$21,552	$20,332	$87,565	$74,345
Adjustments:
Debt Extinguishment Costs	—	—	—	433
Reversal of Provisions for Income Tax Contingencies	(454)	(1,153)	(4,855)	(1,182)
Income Tax Expense Incurred Due to Foreign Earnings Repatriation	—	—	1,192	—

Adjusted Net Income	$21,098	$19,179	$83,902	$73,596

Weighted average shares outstanding-diluted	66,360	67,432	66,336	69,000
Diluted Earnings Per Share	$0.32	$0.30	$1.32	$1.08
Adjustments:
Debt Extinguishment Costs	—	—	—	0.01
Reversal of Provisions for Income Tax Contingencies	(0.00)	(0.02)	(0.08)	(0.02)
Income Tax Expense Incurred Due to Foreign Earnings Repatriation	—	—	0.02	—

Adjusted Diluted Earnings Per Share (EPS)	$0.32	$0.28	$1.26	$1.07

EBITDA Reconciliation

(in millions)	Full-Year 2004 Actuals	Full-Year 2005 Actuals	Full-Year 2006 Outlook
Operating Income (per GAAP)	$125	$144	$160 - $163
Depreciation and amortization	10	9	10

Earnings before interest, taxes, depreciation & amortization (non-GAAP)	$135	$153	$170 - $173